                                  EXHIBIT 4.1

          FORM OF POOLING AND SERVICING AGREEMENT FOR GRANTOR TRUSTS
                        INCLUDING FORM OF CERTIFICATES

                                                                     EXHIBIT 4.1




                      BAY VIEW SECURITIZATION CORPORATION
                                   Depositor



                            CALIFORNIA THRIFT & LOAN
                                    Servicer



                                      and



                         _____________________________
                                    Trustee



                        POOLING AND SERVICING AGREEMENT



                           Dated as of ________, 199_

                                  $__________

                         BAY VIEW 199_-_ GRANTOR TRUST

                                  $__________
         _____% Class A Automobile Receivable Pass-Through Certificates
                                      and
                                  $__________
         _____% Class B Automobile Receivable Pass-Through Certificates

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I.           Creation of Trust.............................................   1

ARTICLE II.          Conveyance of Receivables.....................................   1

     SECTION 2.01    Conveyance of Initial Receivables.............................   1

     SECTION 2.02    Conveyance of Subsequent Receivables..........................   2

     SECTION 2.03    Acceptance by Trustee.........................................   5

ARTICLE III.         [Reserved]....................................................   6

ARTICLE IV.          Acceptance by Trustee.........................................   6

ARTICLE V.           Incorporation of Standard Terms and Conditions of Agreement...   6

ARTICLE VI.          Special Definitions and Terms.................................   6

ARTICLE VII.         Additional Representations and Warranties of the Depositor....   8

ARTICLE VIII.        Information Delivered to the Rating Agency....................  10

ARTICLE IX.          Agent for Service.............................................  11


     Exhibit A   -  Form of Class A Automobile Receivable Pass-Through
                    Certificate
     Exhibit B   -  Form of Class B Automobile Receivable Pass-Through
                    Certificate
     Exhibit C   -  Form of Letter of Representations

     Schedule A -   Schedule of Receivables
     Schedule B -   Location of Receivables
     Schedule C -   Yield Supplement Amount

     This POOLING AND SERVICING AGREEMENT, dated as of _______, 199_, is made with respect to the formation of the BAY VIEW 199_-_ Grantor Trust, among BAY VIEW SECURITIZATION CORPORATION, a Delaware corporation as depositor (the "Depositor"), CALIFORNIA THRIFT & LOAN, a California corporation as servicer (the "Servicer"), and _____________________, a ________ corporation, as trustee
(the "Trustee").

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                               CREATION OF TRUST

     Upon the execution of this Pooling and Servicing Agreement by the parties hereto, there is hereby created the Bay View 199_-_ Grantor Trust.

     The parties hereto intend that this Agreement be construed so as to create an "investment trust" formed to facilitate the direct investment by Certificateholders in the assets of the Trust (other than the portion of such assets beneficially owned by the Servicer or Depositor for federal income tax purposes), within the meaning of Section 301.7701-4(c) of the regulations of the U.S. Department of the Treasury, and not as a partnership or association taxable as a corporation, and that the Servicer be treated as the beneficial owner of the Cash Collateral Account and the Yield Supplement Amount for federal income tax purposes.


                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES

     SECTION 2.01   CONVEYANCE OF INITIAL RECEIVABLES.   In consideration of the
Trustee's delivery on the Closing Date to or upon the order of the Sellers of Class A Certificates in an initial aggregate principal amount of $_________ and Class B Certificates in an initial aggregate principal amount of $_______, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Depositor in and to:

     (a) the Initial Receivables and all moneys due thereon on or after the Initial Cutoff Date, in the case of Precomputed Receivables, or all moneys received thereon on and after the Initial Cutoff Date, in the case of Simple Interest Receivables (but excluding Accrued Interest paid or due prior to the Closing Date);

     (b) the security interest in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of each Seller in such Financed Vehicles;

     (c) any proceeds with respect to the Initial Receivables from claims on any physical damage, lenders' collateral protection, theft, credit life or disability insurance policies covering Financed Vehicles or Obligors;

     (d) any Financed Vehicle that shall have secured any such Initial Receivable and shall have been acquired by or on behalf of a Seller, the Servicer or the Trust;

     (e)  the Pre-Funded Amount;

     (f)  all other assets comprising the estate of the Trust; and

     (g)  the proceeds of any and all of the foregoing.

     SECTION 2.02.  CONVEYANCE OF SUBSEQUENT RECEIVABLES.

     (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Sellers of the amount described in Section 14.11 of the Standard Terms, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Depositor in and to:

          (1) the Subsequent Receivables listed on Schedule I to the related Subsequent Transfer Assignment and all moneys due thereon on or after the related Subsequent Cutoff Date, in the case of Precomputed Receivables, or all money received thereon on and after the related Subsequent Cutoff Date, in the case of Simple Interest Receivables;

          (2) the security interests in the Finance Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of Depositor in such Financed Vehicles;

          (3) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors;

          (4) any Financed Vehicle that shall have secured any such Subsequent Receivable and shall have been acquired by or on behalf of Depositor, the Servicer or the Trust; and

          (5) the proceeds of any and all of the foregoing.

     (b) (1) The Depositor shall transfer to the Trustee for the benefit of the Certificateholders the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

          (A) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Assignment, which shall include supplements to Schedule I listing the Subsequent Receivables conveyed to the Trustee on such date;

          (B) the Depositor shall have deposited in the Collection Account, to the extent required by Section 5.01, all collections in respect of the Subsequent Receivables;

          (C) as of each Subsequent Transfer Date, (A) the Depositor shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Depositor shall not intend to incur or believe that it will incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Depositor shall not constitute reasonably small capital to carry out its business as conducted;

          (D) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made pursuant to Section
               14.11 of the Standard Terms;

          (E)  the Funding Period shall not have terminated;

          (F) the Subsequent Receivables transferred to the Trustee pursuant hereto, including the Subsequent Receivables to be conveyed to the Trustee on such Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on their respective Subsequent Cutoff Dates): (1) not more than ___% of the Principal Balances of the Receivables transferred to the Trustee shall represent used vehicles; (2) the weighted average APR of the Receivables transferred to the Trustee shall not be less than ___%; and (3) the weighted average remaining term of the Receivables transferred to the Trustee, including the Subsequent Receivables to be conveyed to the Trustee on such Subsequent Transfer Date, shall not be greater than ___ months;

          (G) each of the representations and warranties made by the Sellers pursuant to Section 12.01 of the Standard Terms shall be true and correct with respect to the Subsequent Receivables as of the related Subsequent Transfer Date, and the Depositor shall have performed all obligations to be performed by them hereunder on or prior to such Subsequent Transfer Date;

          (H) the Depositor shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in it its computer files that the Subsequent Receivables identified in Schedule 1 to the Subsequent Transfer Assignment have been sold to the Trustee pursuant to this Agreement;

          (I) the Depositor shall have taken any action required to maintain the first perfected ownership interest of the Trustee in the Trust property, other than causing the certificates of title with respect to the Financed Vehicles to be endorsed or otherwise amended to identify the Trustee as the new secured party;

          (J) no selection procedures believed by the Depositor to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

          (K) the addition of any such Subsequent Receivables shall not result in a material adverse federal tax consequence to the Trust or the Certificateholders; and

          (L) the Depositor shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b)(1).

          (2) In addition, any such conveyance of Subsequent Receivables made on one or more Subsequent Transfer Dates occurring during any Collection Period shall also be subject to the satisfaction of the following conditions subsequent:

          (A) On or before the fifteenth day (or if such fifteenth day is not a Business Day, the next succeeding Business Day) of the month following the end of such Collection Period;

                    (i) the Depositor shall have delivered to the Trustee and the Rating Agencies a statement listing the aggregate Principal Balance of the Subsequent Receivables conveyed to the Trustee during such Collection Period and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables; and

                    (ii) the Depositor shall have delivered (x) to the Rating
               Agencies and Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of, or confirming, the Opinion of Counsel, delivered to the Rating Agencies on the Closing Date and (y) to the Trustee the Opinion of Counsel required by Section 22.02(i).

          (B) On or before the fifteenth day (or if such fifteenth day is not a Business Day, the next succeeding Business Day) of the month following the month in which the Funding Period ends:

                    (i) each of the Rating Agencies shall have notified the
               Depositor in writing that, following the conveyance of all the

               Subsequent Receivables to the Trustee, the Certificates continue to be rated ________________ by such Rating Agency; and

                    (ii) the Depositor shall have delivered to the Trustee an
               Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b)(2).

The Depositor covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Receivable conveyed by the Depositor to the Trustee on or prior to the date specified above, the Depositor will immediately repurchase such Subsequent Receivable from the Trustee, at a price equal to the Purchase Amount thereof, in the manner specified in Section 12.02.

     SECTION 2.03. ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges the sale, transfer and assignment of the Receivables, the Pre-Funded Amount and the other assets of the Trust referred to in Section 2.01 and 2.02 and declares that the Trustee holds and will hold the Receivables, the Pre-Funded Amount and such other assets in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.

     During the Funding Period, the Depositor shall sell to the Trust, and the Trust shall purchase from the Depositor, Subsequent Receivables having an aggregate principal balance equal to the Initial Pre-Funded Amount to the extent that such Subsequent Receivables are available.

     The Depositor covenants to transfer to the Trustee, pursuant to the preceding paragraph, Subsequent Receivables with an aggregate Principal Balance equal to the Initial Pre-Funded Amount. In the event that the Depositor shall fail to deliver and sell to the trust any or all of such Subsequent Receivables, any funds remaining in the Pre-Funding Account shall be distributed in accordance with Section 14.11 to the Certificateholders as Monthly Principal on the Distribution Date next following the end of the Funding Period; provided, however, that the foregoing shall be the sole remedy of the Trustee or the Certificateholders with respect to a failure of the Depositor to comply with such covenant.


                                  ARTICLE III

                                   [RESERVED]

                                   ARTICLE IV

                             ACCEPTANCE BY TRUSTEE

     The Trustee does hereby accept all consideration conveyed by the Depositor pursuant to Article II, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Pooling and Servicing Agreement.


                                   ARTICLE V

                      INCORPORATION OF STANDARD TERMS AND
                            CONDITIONS OF AGREEMENT

     This Pooling and Servicing Agreement does hereby incorporate by reference the Bay View Grantor Trusts Standard Terms and Conditions of Agreement dated as of ___________, 199_ (the "Standard Terms"), in the form attached hereto.


                                   ARTICLE VI

                         SPECIAL DEFINITIONS AND TERMS

     Whenever used in the Standard Terms and in this Pooling and Servicing Agreement, the following words and phrases shall have the following meanings:

     "ACCRUED INTEREST" means all interest accrued on the Receivables prior to the opening of business on the day following the Cutoff Date.

     "ALTERNATIVE CASH COLLATERAL PERCENTAGE" shall mean, for any Distribution Date, a percentage determined by deducting from [____]% the following fraction, expressed as a percentage: (a) one minus (b) a fraction, the numerator of which is the Class A Principal Balance with respect to such Distribution Date and the denominator of which is the Pool Balance of the Receivables as of the last day of the preceding Collection period.

     "CLASS A PASS-THROUGH RATE" means ____% per annum, payable monthly at one-twelfth of the annual rate.

     "CLASS B PASS-THROUGH RATE" means ____% per annum, payable monthly at one-twelfth of the annual rate.

     "CLOSING DATE" means ________, 199_.

     "CORPORATE TRUST OFFICE" at the date hereof is located at
_______________________, Attention: __________________________; the telecopy number for the Corporate Trust Office on the date of the execution of this
Agreement is (   ) ___-____.

     "DISTRIBUTION DATE" shall be ____________.

     "FUNDING PERIOD" means the period beginning on and including the Closing Date and ending on the first to occur of (i) (a) the date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Trust on such Distribution Date) is less than $100,000, (b) the date on which an Event of Default occurs, or (c) an Insolvency Event occurs with respect to the Depositor or (ii) the close of business on ___________, 199_.

     "INITIAL CASH COLLATERAL AMOUNT" shall be $_________.

     "INITIAL CLASS A PRINCIPAL BALANCE" means $______.

     "INITIAL CLASS B PRINCIPAL BALANCE" means $______.

     "INITIAL PRE-FUNDED AMOUNT" shall be $______.

     "INITIAL CUTOFF DATE" means _________, 199_.

     "ORIGINAL POOL BALANCE" means $________.

     "REQUIRED CASH COLLATERAL AMOUNT" means on each Distribution Date, ____% of the Certificate Principal Balance (after giving effect to any payment of Monthly Principal on such Distribution Date) but not less than $________; provided
                                                                  --------
however, that the Required Cash Collateral Amount shall be calculated using the
-------
Alternative Cash Collateral Percentage rather than ___%, (1) for each Distribution Date on which either the average of the Net Loss Rates for the three preceding Collection Periods exceeds [____]% or the average of the Delinquency Rates for the three preceding Collection Periods exceeds [____]% and
(2) for each of the three Distribution Dates immediately following each Distribution Date described in clause (1) above; provided further, that in no
                                                 ----------------
event will the Required Cash Collateral Amount be greater than the Certificate Principal Balance.

     "SERVICING RATE" means 1.00% per annum, payable monthly at one-twelfth of the annual rate, subject to adjustment with respect to a successor Servicer pursuant to Section 19.02 of the Standard Terms.

     "STATED FINAL DISTRIBUTION DATE" means ___________, 200_ in the case of the Initial Receivables.

     "TOTAL YIELD SUPPLEMENTAL DEPOSIT" means the amount specified as such in Schedule C hereto.

     "YIELD SUPPLEMENT AMOUNT" means, on any Distribution Date, the amount set forth for such Distribution Date in Schedule C hereto.

                                  ARTICLE VII

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
                                OF THE DEPOSITOR

     The Depositor does hereby make the following representations and warranties on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of any Initial Receivables and Subsequent Receivables to the Trustee.

     (i) ORIGINAL NUMBER OF SCHEDULED PAYMENTS. Each Initial Receivable shall have not less than 12 nor greater than __ monthly payments scheduled at origination;

     (ii) REMAINING MATURITY OF RECEIVABLES. Each Initial Receivable shall have a remaining maturity of not more than __ months.

     (iii) MINIMUM NOTE RATE. Each Initial Receivable shall have a contract rate of interest (exclusive of prepaid finance charges) equal to or greater than ___% (which, as supplemented by amounts available from the Yield Supplement Account, is equal to or greater than the sum of the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and the Servicing Rate) and less than or equal to ___%;

     (iv) WEIGHTED AVERAGE MATURITY. The Initial Receivables shall have a scheduled weighted average maturity of not more than ___ months.

     (v) SCHEDULED PAYMENTS. Each Initial Receivable shall be not more than 30 days overdue as of the Cutoff Date;

     (vi) INTEREST METHOD. Each Receivable shall provide for accrual of interest according to the simple interest method or shall be a Precomputed Receivable;

     (vii) STATE OF ORIGINATION. Each Receivable shall have been originated in the States of Arizona, California, Colorado, Illinois, New Mexico, Nevada, Oregon or Texas.

     (viii) LATEST FIRST PAYMENT DATE. No Initial Receivable shall have had a first payment due after _____________.

     (ix) LOCATION OF RECEIVABLE FILES. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto;

     (x) COMPOSITION OF INITIAL RECEIVABLES. Each and every Initial Receivable listed on Schedule A hereto shall arise from loans originated only on automobiles, light trucks, motorcycles, vans or van conversions, at least ____% of which (securing at least ___% of the Receivables by principal balance) are new vehicles;

     (xi) MARKING RECORDS. By the Closing Date, the Depositor will have caused the portions of the electronic ledger or similar computer records relating to the Initial Receivables conveyed by it to the Trust hereunder to be clearly and unambiguously marked to show that such Initial Receivables constitute part of the Trust in accordance with the terms of the Trust created hereunder; and

     (xii) PRECOMPUTED RECEIVABLES. Each Precomputed Receivable, in the event of prepayment, provides for a prepayment amount that fully pays the Principal Balance of such Receivables and includes a full month's interest, in the month of prepayment, at the Note Rate.

     With respect to the Initial Receivables and the Subsequent Receivables, the Depositor also makes the representations described in Section 12.01 of the Standard Terms.


                                  ARTICLE VIII

                   INFORMATION DELIVERED TO THE RATING AGENCY

     (a) The Servicer hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Trustee pursuant to Section 13.09 of the Standard Terms, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of Default that it delivers to the Trustee pursuant to Section 13.10 of the Standard Terms, (iii) a statement for each Collection Period including delinquency and loss information for the Receivables and the amount of Subsequent Receivables purchased from the Depositor, (iv) written notice of any merger, consolidation, or other succession of the Servicer, pursuant to Section 18.03 of the Standard Terms, or the Depositor, pursuant to Section 17.03 of the Standard Terms, (v) a copy of each amendment to the Agreement or the Standard Terms and (vi) any Opinion of Counsel delivered to the Trustee pursuant to Section 22.02(i) of the Standard Terms.

     (b) The Trustee hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each statement or notification to Certificateholders delivered pursuant to Section 14.07, 19.03 or 20.10 of the Standard Terms, (ii) a copy of each annual certified public accountant's report received by the Trustee pursuant to Section 13.11 of the Standard Terms, (iii) a copy of each amendment to the Agreement and (iv) a copy of the notice of termination of the Trust provided to Certificateholders pursuant to Section 21.01 of the Standard Terms.

     (c)  For purposes of delivery pursuant to paragraphs (a) and (b) of this
Article VIII, the address for the Rating Agencies are:

               Structured Finance/Asset Backed Surveillance Group
               Standard & Poor's Ratings Group, a division of
                McGraw-Hill, Inc.
               25 Broadway
               New York, New York  10004

               Moody's Investors Service, Inc.
               Attention:  ABS Monitoring Department
               4th Floor
               99 Church Street
               New York, New York  10007

     (d) The provisions of this Article VIII are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Trustee to comply with any or all of the provisions of this Article VIII shall not constitute an Event of Default or a default of any kind under this Pooling and Servicing Agreement or make any remedy available to any Person.


                                   ARTICLE IX

                               AGENT FOR SERVICE

     The agent for service for the Depositor shall be Robert J. Flax, Secretary of the Depositor. Any and all service on the agent for service of the Depositor shall be sent to Bay View Securitization Corporation, 2121 South El Camino Real, San Mateo, California 94403.

     The agent for service for the Servicer shall be Michael Iachelli, President of the Servicer. Any and all service on the agent for service of the Servicer shall be sent to California Thrift & Loan, 818 Oakpark Road, Covina, California 91724.

     IN WITNESS WHEREOF, the parties hereto have cause this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        BAY VIEW SECURITIZATION CORPORATION
                                        as Depositor



                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________



                                        CALIFORNIA THRIFT & LOAN
                                        as Servicer


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________



                                        [____________________]
                                        as Trustee


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                                                       EXHIBIT A



                         [FORM OF CLASS A CERTIFICATE]


PRINCIPAL IN RESPECT OF THIS CLASS A CERTIFICATE IS DISTRIBUTABLE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.


Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                         BAY VIEW 199_-_ GRANTOR TRUST

         _____% CLASS A AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATE


     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light trucks and vans. The contracts were or will be sold to the Trustee by Bay View Securitization Corporation.

     (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).

NUMBER
R-___                                                            CUSIP _________

                                                                  $-------------

          THIS CERTIFIES THAT ____________ is the registered owner of a _____________ dollars nonassessable, fully-paid, fractional undivided interest in the Bay View 199_-_ Grantor Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of _____________, 199__ (the "Agreement") between Bay View Securitization Corporation as Depositor, California Thrift & Loan, as Servicer and _____________________ (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Class A Automobile Receivable Pass-Through Certificates" (the "Class A Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, motorcycles, light trucks, vans and van conversions (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after _________, 199_ (but excluding Accrued Interest paid or due prior to the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing and amounts on deposit from time to time in the Pre-Funding Account, the Yield Supplement Account and the Cash Collateral Account.

          Under the Agreement, there will be distributed on the first Business Day after the 10th day of each month (the "Distribution Date"), commencing _____________, 199__, to the person in whose name this Class A Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A Monthly Interest and Class A Monthly Principal. Each Class A Certificateholder's "fractional interest" is equal to the original principal amount of such Class A Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate original principal amount of all of the Certificates.

          Distributions on this Class A Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

          Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

          The Class A Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A Certificates are limited in right of payment to funds on deposit in the Pre-Funding Account, certain collections and recoveries respecting the Receivables and certain amounts in the Yield Supplement Account, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be
deposited into the Cash Collateral Account.   The limited amount available from
the Cash Collateral Account may not be sufficient to make required distributions on the Class A Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange heretofore or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          The Class A Certificates are issuable only as registered Class A Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A Certificate may be issued in a
         -----------------
denomination that represents any residual amount and that such Class A Certificate shall be retained by the Depositor. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

          The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities to the Class A Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property will effect early retirement of the Class A Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Certificate Principal Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

          No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Although this Class A Certificate summarizes certain provisions of the Agreement, this Class A Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A Certificate and the terms of the Agreement, the terms of the Agreement shall control.

          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.



Dated: ____________, 199_               BAY VIEW 199_-_ GRANTOR TRUST



                                        BY:_____________________________________
                                           as Trustee


                                        BY:_____________________________________
                                           Responsible Officer

                         CERTIFICATE OF AUTHENTICATION



                    THIS IS ONE OF THE CLASS A CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT



                                        [___________________]
                                        AS TRUSTEE



DATED:_____________, 199_               BY:____________________________________
                                           Responsible Officer

                                   ASSIGNMENT



     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
   (Please print or typewrite name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing




_________________________________________________________Attorney to transfer said Class A Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                         _______________________________________
                                             Signature Guaranteed:


                                                                               *
                                        ________________________________________

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                                                       EXHIBIT B

                         [FORM OF CLASS B CERTIFICATE]


          THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CLASS B CERTIFICATE IS DISTRIBUTABLE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                         BAY VIEW 199_-_ GRANTOR TRUST
          ____% CLASS B AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATE


     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, motorcycles, light trucks and vans. The contracts were sold to the Trustee by Bay View Securitization Corporation.

     (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).

NUMBER                                            CUSIP ______________

R-___                                             $--------------

                                    EXA-2-1

     THIS CERTIFIES THAT ____________ is the registered owner of a _____________ dollars nonassessable, fully-paid, fractional undivided interest in the Bay View 199_-_ Grantor Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ______________, 199_ (the "Agreement") between Bay View Securitization Corporation as Depositor, California Thrift & Loan, as Servicer and _______________ (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Class B Automobile Receivable Pass-Through Certificates" (the "Class B Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light trucks, vans and van conversions (the "Receivables"), monies paid thereon, and all monies due thereon, including Accrued Interest, after ___________, 199__ (but excluding Accrued Interest paid or due prior to the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing and amounts on deposit from time to time in the Pre-Funding Account, the Yield Supplement Account and the Cash Collateral Account.

     Under the Agreement, there will be distributed on the first Business Day after the 10th day of each month (the "Distribution Date"), commencing on _____________, 199__, to the person in whose name this Class B Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class B Monthly Interest and Class B Monthly Principal to the extent of funds available therefor. Each Class B Certificateholder's "fractional interest" is equal to the original principal amount of such Class B Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate original principal amount of all of the Certificates. This Class B Certificate is subordinated in the right of payment to the Class A Certificates as described in the Agreement.

     Distributions on this Class B Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and

                                    EXA-2-2
surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Class B Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables and certain amounts in the Yield Supplement Account, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be deposited into the Cash Collateral Account. The limited amount available from the Cash Collateral Account may not be sufficient to make required distributions on the Class B Certificates.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class B Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class B Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class B Certificates are issuable only as registered Class B Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class B Certificate may be issued in a
         -----------------
denomination that represents any residual amount and that such Class B Certificate shall be retained by the Depositor. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                                    EXA-2-3

     The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities to the Class B Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class B Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Certificate Principal Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

     No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Although this Class B Certificate summarizes certain provisions of the Agreement, this Class B Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class B Certificate and the terms of the Agreement, the terms of the Agreement shall control.

                                    EXA-2-4

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.


Dated: ____________, 199_               BAY VIEW 199_-_ GRANTOR TRUST



                                        BY:_____________________________________
                                           as Trustee


                                        BY:_____________________________________
                                           Responsible Officer

                                    EXA-2-5

                         CERTIFICATE OF AUTHENTICATION


                    THIS IS ONE OF THE CLASS B CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT



                                        [_____________________]
                                        AS TRUSTEE



DATED:____________, 199_                BY:_____________________________________
                                           Responsible Officer

                                    EXA-2-6

                                   ASSIGNMENT



     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
   (Please print or typewrite name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________Attorney to transfer said Class B Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                ________________________________
                                                     Signature Guaranteed:


                                                _______________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                    EXA-2-7

                                                                       EXHIBIT C


                       FORM OF LETTER OF REPRESENTATIONS

                                    EXA-2-8

                                   SCHEDULE A
                               TO THE POOLING AND
                              SERVICING AGREEMENT



                            SCHEDULE OF RECEIVABLES


Depositor             Name of
Account Number        Obligor                       Amount Financed
--------------        --------                      ---------------
                                                    (as of the Cutoff Date)

                                                    $


               A COPY OF THE SCHEDULE OF RECEIVABLES, INCLUDING THE ABOVE CAPTIONED INFORMATION WITH RESPECT TO EACH RECEIVABLE, WAS DELIVERED TO THE TRUSTEE WITH A COUNTERPART OF THE POOLING AND SERVICING AGREEMENT.

                               EXA-3-1

                                   SCHEDULE B
                               TO THE POOLING AND
                              SERVICING AGREEMENT



The Receivables will be held at the following California Thrift & Loan locations:

               818 Oakpark Road
               Covina, California  91724

               4620 California Avenue
               Bakersfield, California  93309-7017

               170 E. 17th Street, #101
               Costa Mesa, California  92627-3701

               1320 E. Shaw Avenue, Suite 169
               Fresno, California  93710-7905

               1501 State Street
               Santa Barbara, California  93101-2513

               1730 Sepulveda Blvd., #4
               Torrance, California  90501-5645

               5995 Topanga Canyon Blvd.
               Woodland Hills, California  91367-3623

                                   SCHEDULE C
                               TO THE POOLING AND
                              SERVICING AGREEMENT



                            YIELD SUPPLEMENT AMOUNT

                                                     Yield
               Distribution Date               Supplement Amount
               -----------------               -----------------



               Total Yield
                    Supplement Deposit:                $


                               EXA-3-3